Exhibit 10.2

WOODWARD, INC.

ENTERPRISE INCENTIVE PLAN

Section 1. Purpose. The purpose of the Woodward, Inc. Enterprise Incentive Plan (as amended from time to time, the “Plan”) is to provide to certain employees of the Company incentive compensation based upon the achievement of financial, business, and other performance goals. Wherefore, pursuant to the authority set forth in Section 13.1 of the Omnibus Plan, the Company establishes the Plan as of the Effective Date and as set forth below.

Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below unless modified by the Localization Appendix in Appendix A.

(a)
“Administrator” means the Committee and to the extent the Committee has delegated its authority, Management.

(b)
“Award” means the payment that may be paid to a Participant under the Plan.

(c)
“Beneficiary” means a person entitled to receive payments that are available under the Plan in the event of the Participant’s death (e.g., the Participant’s estate).

(d)
“Board” means the Board of Directors of the Company, or its delegate.
(e)
“Cause” means the occurrence, prior to any termination of a Participant’s status as an Employee, of any one or more of the following: (i) the Participant’s willful and continued failure to substantially perform the Participant’s duties with the Company (other than any such failure resulting from the incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company (or in the case of the Company’s officers, the Committee) believes that the Participant has not substantially performed the Participant’s duties, and the Participant has failed to remedy the situation within fifteen (15) business days of such written notice from the Committee, (ii) the Participant’s commission of an act materially and demonstrably detrimental to the financial condition and/or goodwill of the Company, which act constitutes gross negligence or willful misconduct by the Participant in the performance of the Participant’s material duties to the Company, (iii) the Participant’s commission of any material act of dishonesty or breach of trust resulting or intended to result in material personal gain or enrichment of the Participant at the expense of the Company; or (iv) the Participant’s conviction of a felony involving moral turpitude, but specifically excluding any conviction based entirely on vicarious liability. No act or failure to act will be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company.
(f)
“Change in Control” has the meaning defined in the Omnibus Plan.
(g)
“Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a specific section of the Code will include such section and any valid regulation or other applicable guidance that has been promulgated under such section and is in effect.

Exhibit 10.2

(h)
“Committee” means the Human Capital & Compensation Committee of the Board, or such successor or replacement committee thereto.
(i)
“Company” means Woodward, Inc., a Delaware corporation, or any successors thereto. “Company” also includes any applicable “Subsidiary” or “Affiliate” as those terms are defined in the Omnibus Plan.
(j)
“Disability” means (a) being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (b) receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
(k)
“Effective Date” means the date on which this Plan is effective, October 1, 2025.
(l)
“Eligible Earnings” means elements of compensation used in calculating the Award as established from time to time in Appendix B, and that are paid during a given Performance Period. See Appendix B.
(m)
“Eligible Employee” means an Employee, other than an individual (i) who participates in the Woodward Operations Incentive Plan, or (ii) whose employment is governed by the terms of a collective bargaining agreement.
(n)
“Eligible Job” means the job codes that are eligible to participate in the Plan. See Appendix C.
(o)
“Eligible Location” means the locations that are eligible to participate in the Plan. See Appendix D.
(p)
“Employee” means an individual employed by the Company who is classified by the Company as a permanent full-time member or a part-time member on the Company’s payroll. An Employee shall not include any individual during any period he is classified or treated by the Company as an independent contractor, a consultant, an intern, a student or any employee of an employment, consulting, leasing or temporary agency or any other entity other than the Company, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as, a common-law employee of the Company during such Performance Period.
(q)
“Management” means the Company personnel who are responsible for exercising the Committee-delegated authority to design, implement and administer the Plan pursuant to the “Approval of Delegations of Authority for Enterprise Incentive Plan”, as further set forth in this Plan. See Appendix E.
(r)
“Omnibus Plan” means the Woodward, Inc. 2017 Omnibus Incentive Plan, as amended.

Exhibit 10.2

(s)
“Participant” means any Eligible Employee who (a) is employed in an Eligible Job, and (b) is employed at an Eligible Location.
(t)
“Performance Measures” means any one or more performance measures (including but not limited to, any financial measures, financial “grids,” operational measures, goals, objectives and/or KPIs), as determined by the Committee in its sole discretion on an annual basis. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives in whole or in part, as the Committee deems appropriate and equitable. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee may provide that Performance Measures may be subject to adjustment, as contemplated by Section 6 and as set forth in the Award funding formulas for the applicable Performance Period.
(u)
“Performance Percentage” means the calculated percentage achievement of the Performance Measures by the Company at the end of the applicable Performance Period as determined under the Plan, as may be adjusted for certain Participants based on individual performance, as described herein.
(v)
“Performance Period” means each Plan Year.
(w)
“Plan Year” means the Woodward fiscal year from October 1 through September 30.
(x)
“Retirement Eligible” means a Participant who has (i) attained at least 55 years of age and completed a period of continuous service of at least ten (10) years; or (ii) attained at least sixty-five (65) years of age.
(y)
“Separation from Service” means the cessation of services by the Employee for the Company when the Company and the Employee reasonably anticipate that the Employee will provide no further services or the level of services provided will permanently be reduced to no more than 20% of the services provided during the preceding 36-month period. This provision shall be interpreted in accordance with the meaning of such phrase as defined under Section 409A of the Code.
(z)
“Target” means the amount that a Participant may earn if Performance Measures are achieved at target. The Targets are denominated as a percentage of Eligible Earnings paid.

Section 3. Eligibility. Any Eligible Employee working at an Eligible Location in an Eligible Job shall be a Participant in this Plan. Notwithstanding any provision of the Plan, the Administrator may designate specific groups as either eligible or ineligible to participate in the Plan.

Section 4. Administration.

(a)
Unless provided otherwise by the Board or otherwise delegated, the Administrator shall administer the Plan with respect to all Participants.

Exhibit 10.2

(b)
The Administrator’s administration, decisions, determinations and interpretations with respect to the Plan will be final and binding on all Participants and will be given the maximum possible deference permitted by law.
(c)
As the Administrator carries out any actions that require approval of the Board under applicable regulations, the Administrator shall obtain approval of the Board. The Administrator may exercise discretion in seeking Board approval in circumstances where Board approval is not required by regulations but may be desirable in the given situation or circumstance. To the extent permitted by applicable law, the Administrator may delegate to one or more members of Management the applicable authority within any limits established by the Board.
(d)
Subject to the terms of the Plan and applicable law, the Administrator shall have full discretion and authority to: (i) design, implement and administer the Plan; (ii) the authority to implement and adopt any Plan governing documents; (iii) determine Participant eligibility; (iv) determine Performance Periods and payout schedules; (v) determine Performance Measures and measure performance against them; (vi) determine Performance Percentages and payout curves; (vii) determine the terms and conditions of any Award; (viii) approve cash payouts to Participants; (ix) determine whether, to what extent and under what circumstances amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant or of the Administrator; (x) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (xi) establish, amend, suspend or waive such rules and regulations as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, accounting or tax rules, and regulations; (xii) make any other determination and take any other action that the Administrator in its sole discretion deems necessary or desirable for the administration of the Plan and due compliance with applicable law, accounting or tax rules, and regulations; (xiii) correct any defect, supply any omission, and reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect; and (xiv) construe, interpret and apply the provisions of this Plan.

Section 5. Establishment of Award Terms. Subject to the provisions set forth in Section 8, unless otherwise determined by the Administrator, the Administrator shall establish: (i) the terms of each Award; (ii) the Eligible Jobs in which Participants are employed for the applicable Performance Period; (iii) the Target for each Participant or group of Participants (including any minimum and/or maximum amount); (iv) the applicable Performance Measures and any other additional goals, formulas or performance-based measures; (v) targeted achievement levels (including any minimum and/or maximum achievement levels, subject to the provisions set forth in Section 7) relating to such Performance Measures or other goals; and (vi) the formula or methodology that will be applied to determine the extent to which Awards have been earned and any other terms that will be applicable to the Awards, including the payment date. The Award funding formulas for each Performance Period are set forth in Appendix F. Notwithstanding anything to the contrary, the Administrator has sole and absolute discretion at any time to change any aspect of an Award or payment thereof, including determining that no payment shall be made under an Award.

Section 6. Adjustments to Performance Measures, Goals and Formulas. The Administrator may adjust, in whole or in part, any Performance Measures or any other applicable goals, formulas, or performance-based measures; the targeted achievement levels (including any minimum or maximum achievement levels) relating to such Performance Measures, goals, formulas, or performance-based measures; and the formula or methodology to be applied against the Performance Measures goals,

Exhibit 10.2

formulas, or performance-based measures, as the Administrator may deem appropriate and equitable and to avoid undue harm or enrichment to account for any of the following events that occur during a Performance Period:

(a)
the effects of currency fluctuations;
(b)
any adjustments used to derive non-GAAP (Generally Accepted Accounting Principles (“GAAP”)) financial performance measures;
(c)
asset write-downs, write-offs, impairments and losses, and the positive impact on depreciation and amortization expenses as a result of the impairment for the period commencing on the date of the impairment and ending on the last day of the Performance Period;
(d)
gains or losses (or amortization thereof) resulting from any newly enacted law or regulation, litigation and regulatory claims, charges, judgments or settlements, including legal fees;
(e)
the effect of changes in tax law, accounting principles, regulatory pronouncements or other such laws or provisions affecting reported results;
(f)
reorganization and restructuring programs, capital return strategies or financings or refinancings;
(g)
accelerated amortization or write-off of deferred financing and debt discount costs as a result of debt repayments or refinancings;
(h)
gains or losses that are the direct result of a major casualty or natural disaster;
(i)
the effect of events that are non-recurring, infrequent, or unusual in occurrence as deemed appropriate by the Administrator in good faith to avoid undue harm or enrichment;
(j)
effect of any acquisition or divestiture on financial statements, including pre-and post-transition, alignment, purchase accounting adjustments, restructuring charges and integration costs;
(k)
any errors in calculating projected financial results used as the basis for determining a Performance Measure or goal;
(l)
the tax effects of any of the above adjustments; or
(m)
any other events, as determined by the Administrator.

In the event of an acquisition or divestiture of the type described in subsection (j) above, adjustments to performance measures, goals, and formulas shall be made as reasonably determined by the Administrator. In making this determination, the Administrator may rely on, among other things, the Company’s operating plan, as presented to the Board in connection with approving the Quarterly budget or other planning models, including any analyses or valuations

Exhibit 10.2

prepared in connection with or underlying the information contained in such Board plan, budget, or other planning model and presented to or relied on by the Board or senior management in connection with approving the acquisition or divestiture, as applicable.

Section 7. Determination of Awards.

(a)
As soon as practicable after the end of each Performance Period, the Administrator shall determine the Performance Percentages based on actual performance and if any other goals, formulas, or performance-based measures applicable to each Award have been satisfied. The minimum Performance Percentage shall be zero percent (0%) and the maximum Performance Percentage shall be two hundred percent (200%). Participants who are not members of Management may have their respective Performance Percentages increased or decreased based on the Participant’s personal performance during the Performance Period, as evaluated by their manager and as approved by the Administrator in its sole discretion, but in no event shall such Performance Percentage exceed the two hundred percent (200%) maximum Performance Percentage.

(b)
For a given Performance Period, the Administrator shall determine the Award due to each member. Except as otherwise permitted by the Plan or as set forth in the applicable Performance Period appendix, each Award will be determined as follows:

Performance Period Eligible Earnings Paid x Target x Performance Percentage (as modified to reflect individual performance, as applicable) = Award

(c)
If the Participant’s Target changes during a Performance Period (e.g., as a result of a job change in the middle of a Performance Period) to a position that is has a different Target or to a position with a different eligibility status (e.g., to a position that is or is not an Eligible Position), the calculation described in Section 7(b) will be prorated to consider the change in Target. If the Participant’s position or location changes such that the Participant’s eligibility changes, the amount payable to the Participant pursuant to the calculation described in Section 7(b) will be prorated according to the procedure determined by the Administrator in its sole discretion.

(d)
The Administrator may, in its sole discretion, adjust (upward or downward) the Award of any Participant or group of Participants as it determines necessary or appropriate.
(e)
The Administrator shall determine the Award for any Participant, in each case, after applying any adjustments described in this Section 7 and subject to the provisions set forth in Section 8.
(f)
The Administrator shall comply with regulatory requirements in determining the Award for any Participant, particularly the treatment of Participants who took qualifying military leaves, as defined by applicable law, during the Plan Year.

Exhibit 10.2

Section 8. Payment of Awards. Subject to Section 9, payment of the Awards for an Award Period shall be made in a lump sum cash payment, subject to applicable withholding, within ninety (90) days following the Performance Period to which it relates, but in no event later than March 15th of the year following the year that includes the final day of the Performance Period.

Section 9. Effect of a Separation from Service.

(a)
Upon the Participant’s Separation from Service prior to the end of an applicable Performance Period for any reason other than set forth below in Section 9(b), subject to Section 5, any unpaid Award shall be forfeited.
(b)
The Participant shall not forfeit an unpaid Award if the Participant is separated from employment for one of the following reasons: (i) the Participant voluntarily terminates the Participant’s employment with the Company while Retirement Eligible, (ii) the Company separates the Participant from employment for a reason other than for Cause while the Participant is Retirement Eligible, (iii) by reason of death, or (iv) by reason of Disability. When the Participant separates from employment for one of the reasons set forth in this Section 9(b), the payment of the Award will be calculated as described in Section 7 based on Eligible Earnings paid to the Participant during the Performance Period.

Section 10. General Provisions Applicable to Awards.

(a)
Except pursuant to Section 10(b) or the laws of descent, no Award and no right under any Award may be voluntarily or involuntarily assigned, alienated, sold or transferred, including as between spouses or pursuant to a domestic relations order in connection with dissolution of marriage, or by operation of law other than the laws of descent.
(b)
Any designation of a Beneficiary to receive all or part of any Award will be governed by local law. To make a Beneficiary designation, the Participant must coordinate with his or her personal tax or estate planning representative. Any Award (or portion thereof) that becomes payable upon the Participant’s death will be distributed to his or her estate in accordance with local law. The Administrator shall not maintain records of Beneficiary designations impacting potential Award paid under the Plan.
(c)
The entire expense of offering and administering the Plan shall be borne by the Company and its affiliates.
(d)
No Employee, Participant, or other person shall have any claim to be paid any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Participants, or Beneficiaries under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant. Any Award paid under the Plan shall be a one-time Award that does not constitute a promise of future payments.
(e)
The eligibility to participate in the Plan shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company. Further, the Company or the applicable affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan.

Exhibit 10.2

(f)
Nothing contained in the Plan shall prevent the Company from creating or implementing plans, policies, and arrangements for incentives and other compensation to Employees of the Company or adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(g)
The Company shall be authorized to withhold from any payment due with respect to any Award the amount of applicable withholding taxes due as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Company shall have the right to offset from any amount payable hereunder any amount that the Participant owes to the Company or to any affiliate without the consent of the Participant (or Beneficiary, in the event of the Participant’s death).
(h)
If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction, Participant or Award, and the remainder of the Plan shall remain in full force and effect.
(i)
This Plan is unfunded and unsecured. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.
(j)
Amounts payable pursuant to this Plan (i) may be subject to deferral pursuant to the terms and conditions of the Company’s qualified and nonqualified retirement plans as may be in effect from time to time, and (ii) are subject to the Woodward, Inc. Clawback Policy and any other compensation recovery policy adopted by the Company.

Section 11. Amendment, Modification, Suspension and Termination of the Plan; Rescissions and Corrections. Except to the extent prohibited by applicable law, the Board, the Committee and, to the extent that authority has been delegated, Management, may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time. The Administrator may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 12. Section 409A of the Code. With respect to any Award subject to Section 409A of the Code, the Plan is intended to comply with the requirements of, or the exemptions from (e.g., short-term deferral exemption), Section 409A of the Code, and the provisions of the Plan shall be interpreted in a manner that satisfies that intent, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and, to the extent necessary, deemed amended so as to avoid this conflict. If an amount payable under an Award as a result of the Participant’s termination of employment (other than due to death) occurring while the Participant is a “specified employee” under Section 409A of the Code constitutes a deferral of compensation subject to Section 409A of the Code, then payment of such amount shall not occur until six months and one day after the date of the Participant’s Separation from Service, except as permitted under Section 409A of the Code. Notwithstanding any of the foregoing,

Exhibit 10.2

the Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not satisfy the provisions thereof.

Section 13. Governing Law. The Plan shall be governed by the laws of the State of Colorado, without application of the conflicts of law principles thereof.